                                                                   EXHIBIT 10.32

                            TAX SEPARATION AGREEMENT


     THIS TAX SEPARATION AGREEMENT (this "Agreement"), is entered into as of the 6th day of April, 1998, by and between WMS INDUSTRIES INC. ("WMS") and MIDWAY GAMES INC. ("Midway"), and those subsidiaries of Midway signatory hereto (the "Midway Subsidiaries").

     WHEREAS, Midway and the Midway Subsidiaries are members of an affiliated group of corporations within the meaning of Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code"), of which WMS is the common parent (the "WMS Group"), and which files consolidated federal income tax returns as well as certain consolidated, combined or unitary state tax returns;

     WHEREAS, WMS, Midway and the Midway Subsidiaries are parties to a tax sharing agreement dated as of July 1, 1996 (the "Tax Sharing Agreement");

     WHEREAS, WMS is distributing to its stockholders all of the stock of Midway that it owns (the "Distribution") and;

     WHEREAS, the parties desire to set forth their agreements with regard to their respective liabilities for federal, state and local taxes as well as their agreements as a result of Midway and the Midway Subsidiaries ceasing to be members of the WMS Group;

     NOW THEREFORE, it is agreed as follows:

     1. DEFINITIONS.

     For all purposes of this Agreement, the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1.

     "Disaffiliation" means the Midway Companies ceasing to be members of the WMS Group.

     "Disaffiliation Date" means the date Disaffiliation shall occur as determined in conformity with Treasury Regulation Section 1.1502-76(b).

     "Midway Companies " means Midway, the Midway Subsidiaries, their respective divisions and their successors and assigns.

     "Return" means any WMS Consolidated Return and any State and Local Return.

     "State and Local Returns" shall have the meaning specified in paragraph B of Section 3 hereof.

     "WMS Consolidated Return" means any consolidated federal income tax return of the WMS Group which includes one or more of the Midway Companies.

     "WMS Consolidated Return Year" means any taxable period of the WMS Group ending on or before the Disaffiliation Date.

     "WMS Subsidiary" means any corporation (other than a Midway Company) the stock of which is owned directly or indirectly by WMS and which joins WMS in the filing of State and Local Returns.

     2. TAX SHARING AGREEMENT TO CONTINUE IN EFFECT.

     Except to the extent that it is expressly modified or supplemented herein, the Tax Sharing Agreement shall continue in full force and effect. The provisions of the Tax Sharing Agreement shall fix the rights and obligations of the parties as to the matters covered thereby whether or not followed for federal income tax or other purposes by the WMS Group including but not limited to the computation of earnings and profits for federal income tax purposes.

     3. TAX RETURN FILING.

     A. FEDERAL RETURNS. If at any time and from time to time WMS so elects, Midway and each Midway Subsidiary agree to continue to join in the filing of consolidated federal income tax returns for the taxable year ending June 30, 1998 and for any subsequent taxable periods of WMS ending before, on or after the Disaffiliation Date for which the WMS Group is eligible to file a consolidated federal income tax return including any Midway Company with respect to pre-Disaffiliation operations. WMS shall continue to prepare and file all consolidated federal income tax returns which are required to be filed by the WMS Group for all such taxable periods and pay all taxes due thereon. Such returns shall include all income, gains, losses, deductions and credits of the Midway Companies. WMS will make all decisions relating to the preparation and filing of such returns. Midway and each Midway subsidiary further agree to file, or join in the filing of such authorizations, elections, consents and other documents and take such other actions as may be necessary or appropriate in the opinion of WMS to carry out the purposes and intent of this paragraph A of
Section 3. Midway shall furnish WMS at least forty five (45) days before such return is due (with extensions) with its completed section of each year's consolidated federal income tax return, prepared in accordance with instructions from WMS. Midway shall also furnish WMS with workpapers and such other information and documentation as is requested by WMS.

     B. STATE AND LOCAL RETURNS. For the taxable year ending June 30, 1997, and for any subsequent taxable periods ending before, on or after the Disaffiliation Date, WMS will prepare and file all combined, consolidated or unitary state or local income or franchise tax returns (herein "State and Local Returns") which are required to be filed and which include the pre-Disaffiliation operations of any Midway Company and WMS or any WMS subsidiary. WMS will pay all taxes due on such returns, WMS will timely advise Midway of the inclusion of any Midway Companies in any State and Local Returns and the states and localities in which such returns will be filed. Each of the Midway Companies whose tax information is included in any State and Local Return will evidence its agreement to be included in such return on the appropriate form and take such other action as may be appropriate in the opinion of WMS, to carry out the purposes and intent of this paragraph B of
Section 3. Midway shall furnish WMS with a final copy of the information necessary for WMS to complete such combined, consolidated or unitary returns at least forty-five (45) days before such returns are due (with extension).

     4. CARRYOVER OF MIDWAY TAX BENEFITS.

     WMS shall notify Midway, after Disaffiliation, of any consolidated carryover item which may be partially or totally attributed to and carried over by a Midway Company and will notify such Midway Company of subsequent adjustments which may affect such carryover item.

     5. DEDUCTIONS AND CERTAIN TAXES RELATED TO OPTIONS.

     The WMS Vice President, Finance shall determine whether the WMS Group or the Midway Subsidiaries shall file returns claiming (x) the tax deductions attributable to the exercise of options to purchase stock of WMS which are held by employees or former employees of the Midway Companies and (y) any other similar compensation related tax deductions. If it is determined that the WMS Group shall claim all such tax deductions (i) the WMS Group shall be entitled to any such tax deductions, (ii) the returns of the WMS Group and the Midway Subsidiaries shall reflect the entitlement of the WMS Group to such deductions, and (iii) to the extent any such deductions are disallowed, the Midway Subsidiaries shall pay to the WMS Group an amount equal to the tax paid by the WMS Group as a result of such disallowance, provided that such amount shall not exceed the tax benefit ultimately received by the Midway subsidiaries as a result of claiming such tax deductions. If it is determined that the Midway Subsidiaries shall claim all such Tax deductions, (i) the Returns of the WMS Group and the Midway Subsidiaries shall reflect such determination, (ii) the Midway Subsidiaries shall pay to the WMS Group an amount equal to the product of the amount of the related deduction and the Midway Subsidiaries' effective tax rate for the relevant taxable period, as determined by the Midway Vice President, Finance, and (iii) to the extent such deduction is disallowed, the WMS Group shall pay to the Midway Subsidiaries the amount of the additional tax caused by such disallowance (including interest and penalties). WMS will indemnify Midway and each Midway Subsidiary against any tax liability of Midway and each Midway Subsidiary under the Federal Insurance Contributions Act or the Federal Unemployment Tax Act incurred in connection with the exercise of such an option or the incurrence of any other event resulting in a compensation related tax deduction, as the case may be, except to the extent such tax is withheld from a payment to the employee and remitted to a taxing authority on the employee's behalf.

     6. NET OPERATING LOSSES.

     Notwithstanding any provision of the Tax Sharing Agreement to the contrary, WMS will pay to any Midway Subsidiary the portion of any benefit WMS receives as a result of a net operating loss carryback generated in a tax period ending after the Disaffiliation Date if, as a result of such carryback, such Midway Subsidiary does not receive the benefit of the carryback of a net operating loss generated in a taxable period ending subsequent to the Disaffiliation Date. Such amount will be refunded to the WMS Group to the extent, and in the amount, that such net operating loss generates a tax benefit to a Midway Subsidiary in a later year (after consideration of all losses in subsequent years.)

     7. AUDIT ADJUSTMENTS.

     Pursuant to Article 5(f) of the Tax Sharing Agreement, if a Midway Company ceases to be a member of the WMS Group, the Tax Sharing Agreement shall apply with respect to any period in which the income of the terminating member is included in the WMS Consolidated Return. The terminating member shall remain liable to WMS for payments required under the Tax Sharing Agreement, including, but not limited to, payments of tax and estimated tax for periods in which the member's income is included in the WMS Consolidated Return and payments attributable to adjustments referred to in Article 2 of the Tax Sharing Agreements (including interest and penalties). Additionally, the terminating member shall cooperate and provide reasonable access to books, records and other information needed in connection with audits, administrative proceedings, litigation and other similar matters relating to periods in which the member was a member of the WMS Group. Nothing contained herein or in the Tax Sharing Agreement shall be construed to prevent Midway and the Midway Subsidiaries from making an election in a post-Disaffiliation year under Section 172(b)(3) of the Code or under similar provisions of applicable state law. Any such payments or reimbursements shall be made in accordance with Article 1 of the Tax Sharing Agreement. If for any period in which a Midway Company was included in the State and Local Returns there is a final determination that any Midway Company should not have been included in one or more of such tax returns, WMS shall refund to such Midway Company any sums paid by such Midway Company to the WMS Group with respect to such tax returns which are not credited against such Midway Company's separate state or local tax liability as well as any interest that the WMS Group receives from a state or local government with respect to sums paid by such Midway Company to the WMS Group with respect to such tax returns which are credited against the WMS Group's separate state or local tax liability, and such Midway Company shall have no further rights or obligations with respect to such State and Local Returns, including the right to compensation, reimbursement or refund with respect to such returns.

     8. CONTEST.

     If an audit adjustment is proposed or any other claim is made by any taxing authority with respect to a tax liability of Midway or a Midway Subsidiary with regard to a WMS Consolidated Return or a State and Local Tax Return, WMS shall promptly notify Midway of such proposed adjustment or claim (unless Midway previously was notified directly by the relevant tax authority).

If Midway so requests and at Midway's expense, WMS shall contest or shall permit the relevant Midway Company to contest such claim on audit or in a related administrative or judicial proceeding or by appropriate claim for refund or credit of taxes, subject, however, to WMS's right to control the prosecution of any such audit or refund claim or related administrative or judicial proceeding with respect to those matters which could affect WMS's tax liability, including its liability under this Agreement and, where deemed necessary by WMS, the relevant entity shall authorize by appropriate powers of attorney such persons as WMS shall designate to represent such entity with respect to such audit or refund claim or related administrative or judicial proceeding.

     9. ALLOCATION; INFORMATION AND COOPERATION.

     A. ALLOCATION. Federal income taxes will be calculated for the taxable period ending on the Disaffiliation Date on the basis of allocations made in accordance with the Tax Sharing Agreement.

     B. INFORMATION AND COOPERATION. From and after the Disaffiliation Date, Midway shall deliver to WMS, as soon as practicable after WMS's request, such information and data concerning the pre-Disaffiliation operations of Midway and the Midway Subsidiaries and make available such knowledgeable employees of Midway or the Midway Subsidiaries as WMS may reasonably request, including providing the information and data required by WMS's customary internal tax and accounting procedures, in order to enable WMS to complete and file all tax forms or reports that it may be required to file with respect to the activities of Midway and the Midway Subsidiaries for taxable periods ending on, prior to or including the Disaffiliation Date, to respond to audits by any taxing authorities with respect to such activities, to prosecute or defend any administrative or judicial proceeding and to otherwise enable WMS to satisfy its accounting and tax requirements. From and after the Disaffiliation Date, WMS shall deliver to Midway a copy of any Return including the operations of a Midway Company prior to the Disaffiliation Date and as soon as practical after Midway's requests, such information and data concerning any tax attributes which were allocated to Midway or the Midway Subsidiaries that is reasonably necessary in order to enable Midway to complete and file all tax forms or reports that it may be required to file with respect to such activities of Midway and the Midway Subsidiaries from and after the Disaffiliation Date, to respond to audits by any tax authorities with respect to such activities, to prosecute or defend claims for taxes in any administrative or judicial proceeding, and to otherwise enable Midway to satisfy its accounting and tax requirements. In addition, WMS shall make available to Midway such of its knowledgeable employees for such purposes.

     10. PAYMENTS.

     Payments with respect to any federal or state or local tax shall be made in accordance with the Tax Sharing Agreement. All payments in excess of $50,000 to be made hereunder shall be made in immediately available funds. All payments not made when due hereunder or under the Tax Sharing Agreement shall bear interest from the due date until paid at a rate per annum equal to one (1) percentage point above the monthly average of the daily Effective Federal Funds Rate as stated by The Federal Reserve Bank of New York.

     11. NOTICES.

     Any notice, request, instruction or other document to be given under this Agreement by any party to another party shall be in writing, shall be deemed to have been duly given if delivered personally, or telecopied (receipt confirmed, with a copy sent by certified or registered mail as set forth in this Agreement) or, upon receipt (as indicated by return receipt), when sent by certified or registered mail, postage prepaid, return receipt requested, or by Federal Express or other overnight delivery service, to the address of the party set forth below or to such address as the party to whom notice is to be given may provide in a written notice to each of the other parties to this Agreement:

If to WMS, to

     WMS Industries Inc.
     3401 N. California Avenue Chicago,
     IL 60618
     Telecopier No.:     (773) 961-1099
     Telephone No.:      (773) 961-1111
     Attention:          Vice President - Finance

     If to Midway, to:

     Midway Games Inc.
     3401 N. California Avenue
     Chicago, IL 60618
     Telecopier No.:     (773) 961-2099
     Telephone No.:      (773) 961-2222
     Attention:          Vice President - Finance

     12. BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of any successor to the parties hereto as if such successor had been a party to this Agreement; provided, nothing in this Agreement is intended to confer any rights or impose any obligations on any third parties.

     13. GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Illinois and shall be construed in accordance with such laws.

     14. COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. TITLES AND SUBTITLES.

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     16. AMENDMENTS AND WAIVERS.

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the parties.

     17. SEVERABILITY.

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

     18. FURTHER ASSURANCES.

     Each of the parties shall, without further consideration, use reasonable efforts to execute and deliver such additional documents and take such other action, as the other parties, or any of them may reasonably request to carry out the intent of this Agreement and the transactions contemplated by this Agreement.

     19. ENTIRE AGREEMENT.

     This Agreement and the Tax Sharing Agreement, embody the entire agreement and understanding of the parties in respect of the actions and transactions contemplated by this Agreement. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings, other then those expressly set forth or referred to in this Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


WMS INDUSTRIES INC.



By:      /s/ Harold H. Bach, Jr.
         -------------------------
Title:    Vice President - Finance
          ------------------------
MIDWAY GAMES INC.



By:      /s/ Neil D. Nicastro
         -------------------------
Title:    President
          ------------------------
MIDWAY HOME ENTERTAINMENT INC.



By:      /s/ Neil D. Nicastro
         -------------------------
Title:    Chief Executive Officer
          ------------------------
MIDWAY INTERACTIVE INC.



By:      /s/ Neil D. Nicastro
         -------------------------
Title:    President
          ------------------------
ATARI GAMES CORPORATION



By:      /s/ Neil D. Nicastro
         -------------------------
Title:    Chief Executive Officer
          ------------------------

TENGEN, INC.






By:      /s/ Neil D. Nicastro
         -------------------------
Title:    Chief Executive Officer
          ------------------------